Exhibit 10.9

Horn & Co. Draft – June 27, 2018

confidential

Dan Woodard

McDermott Will & Emery LLP

Feb 28, 2019 16:09

Amendment to Amended and Restated Software Services Agreement

THIS AMENDMENT TO THE AMENDED AND RESTATED SOFTWARE SERVICES AGREEMENT (this “Amendment”), dated June 27, 2018 and effective as of October 1, 2017 (the “Effective Date”), is made and entered into by and between INX Ltd., a company organized under the laws of Gibraltar (the “Company”) and Committed Ltd., a company organized under the laws of the State of Israel (the “Service Provider”). Each of the Service Provider and the Company shall sometimes be referred to as a “Party” and collectively, as the “Parties”.

RECITALS

WHEREAS, the Parties entered into a Software Services Agreement, dated as of the Effective Date, as amended by the Amended and Restated Software Services Agreement on May 9, 2018 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement, as further set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall bear the meanings ascribed to them in the Agreement.

2.	The date “June 30, 2018” set forth in Sections 3.3 and 14.5 of the Agreement is hereby replaced by the following date: “September 30, 2018”.

3.	Unless amended hereby, all provisions of the Agreement shall remain in full force and effect.

INWITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

INX Ltd.	Committed Ltd.

confidential

Dan Woodard

McDermott Will & Emery LLP

Feb 28, 2019 16:09

Confidential